Exhibit 1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 6)*

SIZELER PROPERTY INVESTORS, INC.

(Name of Issuer)

Common Stock, Par Value $.0001 per share

(Title of Class of Securities)

830137-10-5

(CUSIP Number)

Carolyn Tiffany	David J. Heymann
First Union Real Estate Equity and Mortgage Investments	Post Heymann & Koffler LLP
7 Bulfinch Place	Two Jericho Plaza, Wing A
Suite 500	Suite 111
Boston, Massachusetts 02114	Jericho, New York 11753
(617) 570-4614	(516) 681-3636

(Name, Address and Telephone Number of Person
Authorized to Receive Notices and Communications)

January 13, 2005

(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See §240.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No. 048798102

1.

Names of Reporting Persons. I.R.S. Identification Nos. of above persons (entities only)
S.S. or I.R.S. Identification No. of Above Person

First Union Real Estate Equity and Mortgage Investments
I.R.S. I.D. No.  34-6513657

2.	Check the Appropriate Box if a Member of a Group (See Instructions)
	(a)	☐
	(b)	☐

3.	SEC Use Only

4.	Source of Funds (See Instructions) WC

5.	Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e) ☐

6.	Citizenship or Place of Organization Ohio

Number of Shares Beneficially Owned by Each Reporting Person With	7.	Sole Voting Power 1,139,800

	8.	Shared Voting Power - 0 -

	9.	Sole Dispositive Power 1,139,800

	10.	Shared Dispositive Power - 0 -

11.	Aggregate Amount Beneficially Owned by Each Reporting Person 1,139,800 Shares

12.	Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions) ☐

13.	Percent of Class Represented by Amount in Row (11) 8.61%

14.	Type of Reporting Person (See Instructions) OO

This Amendment No. 6 amends certain information contained in the Schedule 13Dfiled by First Union Real Estate Equity and Mortgage Investments, an Ohio business trust (“First Union”), with respect to its ownership interest in Sizeler Property Investors, Inc., as amended by Amendment No. 1 to Schedule 13D dated November 11, 2004, as further amended by Amendment No. 2 to Schedule 13D dated November 16, 2004, as further amended by Amendment No. 3 to Schedule 13D dated December 6, 2004, as further amended by Amendment No. 4 to Schedule 13D dated December 21, 2004 and is further amended by Amendment No. 5 to Schedule 13D dated January 7, 2005 (the “13D”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the 13D.

Item 1.	Security and Issuer

Item 2.	Identity and Background

Item 3.	Source and Amount of Funds or Other Consideration
First Union purchased the additional 1,200 Shares for an aggregate purchase price of $13,260, which funds were provided from the working capital of First Union.

Item 4.	Purpose of Transaction

On January 13, 2005, First Union sent a letter to the Issuer responding to the Issuer’s letter of January 12, 2005 to First Union rejecting First Union’s request for information with respect to the costs and fees paid in connection with the sale by the Issuer of its Lakeview Club Apartments property.  A copy of the letter sent to the Issuer is attached hereto as an Exhibit.

Item 5.	Interest in Securities of the Issuer

(a)           First Union directly owns 1,139,800 Shares representing 8.61% of the total outstanding Shares.  The foregoing is based upon 13,236,089 Shares outstanding which represents the number of shares reported outstanding in the Issuer’s most recently filed report on Form 10-Q.

(b) First Union has the sole power to vote and dispose of 1,139,800 Shares owned by First Union.

(c)           Set forth below is a description of all transactions in Shares that were effected during the past sixty days by First Union.  All such transactions were purchases effected by First Union on the open market.

Date	Number of Shares	Price Per Share

November 15, 2004	66,400	$9.71
December 2, 2004	100,000	$10.00
January 5, 2005	9,600	$11.01
January 6, 2005	600	$11.05
January 7, 2005	8,800	$11.05
January 10, 2005	1,200	$11.05

(d) Not applicable
(e) Not applicable

Item 6.	Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer

Item 7.	Material to Be Filed as Exhibits
Exhibit 3. Letter from First Union to the Issuer dated January 13, 2005.

Signature

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

January 14, 2005
Date
/s/ Michael L. Ashner
Signature
Michael L. Ashner/Chief Executive Officer
Name/Title

Exhibit 3

[LETTERHEAD OF FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS]

January 13, 2005

FEDERAL EXPRESS

Sizeler Property Investors, Inc.

2542 Williams Boulevard

Kenner, Louisiana 70062

Attention:

Sidney W. Lassen

Chairman of the Board

Dear Mr. Lassen:

We are in receipt of your letter dated January 12, 2005 responding to our letter of January 7, 2005. Although we disagree with your conclusion that you are prohibited from providing the requested information to a single stockholder, we have no objection to your disclosing the requested information in a manner such that it will be available to all stockholders of Sizeler Property Investors, Inc. Given that the $2.7 million in “closing costs and fees” in connection with the sale of Lakeview Club Apartments represented more than 6% of the sales price and the current climate calling for enhanced disclosure by public companies, we believe the components of “closing costs and fees” are important information which should be promptly disclosed, especially if any of the payments were made to related parties.

We look forward to reading your filing addressing this request. Please direct any questions to Michael L. Ashner, c/o First Union Real Estate Equity and Mortgage Investments, Two Jericho Plaza, Wing A, Suite 111, (516) 822-0022 (phone), (516) 433-2777 (facsimile).

Very truly yours,

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Executive Officer